As filed with the United States Securities and Exchange Commission on February 19, 2021 under the Securities Act of 1933, as amended.
Registration No. No. 333-252960

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARYA Sciences Acquisition Corp IV
(Exact name of registrants as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1574672 (I.R.S. Employer Identification Number)

51 Astor Place, 10th Floor
New York, New York 10003
Tel.: (212) 284 2300
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam Stone
51 Astor Place, 10th Floor
New York, New York 10003
Tel.: (212) 284 2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 Tel: (650) 470-4500 Fax: (650) 470-4570

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A ordinary shares, 0.0001 par value(2) (3)	14,950,000 shares	$10.00	$149,500,000	$16,311(4)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,950,000 Class A ordinary shares, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

ARYA Sciences Acquisition Corp IV is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-252960) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Ordinary Share Certificate.*
5.1	Opinion of Ogier, Cayman Islands Counsel to the Registrant.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Shares Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*
10.6	Promissory Note, dated as of January 4, 2021, issued to the Sponsor.*
10.7	Securities Subscription Agreement, dated January 4, 2021, between the Registrant and the Sponsor.*
10.8	Form of Letter Agreement among the Registrant, the Sponsor and each director and executive officer of the Registrant.*
23.1	Consent of WithumSmith+Brown, PC.**
23.2	Consent of Ogier (included in Exhibit 5.1).*
24	Power of Attorney (included on the signature page of the initial filing of this Registration Statement).**
99.1	Consent of Todd Wider.**
99.2	Consent of Leslie Trigg.**
99.3	Consent of Michael Henderson.**

* Filed herewith.
** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 19th day of February 2021.

ARYA SCIENCES ACQUISITION CORP IV

By:	/s/ Adam Stone
Name:	Adam Stone
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joseph Edelman	Chairman of the Board of Directors	February 19, 2021
Joseph Edelman

/s/ Adam Stone	Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2021
Adam Stone

/s/ Michael Altman	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 19, 2021
Michael Altman